UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2020

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2020, Jeffrey A. Marcus notified Camping World Holdings, Inc. (the “Company”) of his resignation as a Class II director of the Company’s Board of Directors (the “Board”), effective February 1, 2020. Mr. Marcus was appointed to the Board pursuant to a designation right held by Crestview Advisors, L.L.C. (“Crestview”) under our Voting Agreement with ML Acquisition Company, ML RV Group, LLC, CVRV Acquisition II LLC, CVRV Acquisition LLC and funds controlled by Crestview Partners II GP, L.P. (the “Voting Agreement”). Mr. Marcus has retired from his duties at Crestview and resigned from the Company’s Board at the request of Crestview.

On January 30, 2020, the Board appointed Daniel G. Kilpatrick as a Class II director of the Board, effective February 1, 2020, to serve until the Company’s 2021 Annual Meeting of Stockholders. Mr. Kilpatrick was appointed to the Board pursuant to a designation right held by Crestview Advisors, L.L.C. (“Crestview”) under the Voting Agreement.

Mr. Kilpatrick previously served as a member of the Company’s Board of Directors from January 2017 to May 2018. Mr. Kilpatrick currently serves as a Partner at Crestview, where he joined in 2009 and oversees investments in companies across a variety of industries, including media and financial services. Mr. Kilpatrick is currently on the board of directors of various Crestview portfolio companies, including WideOpenWest, Inc., Congruex, LLC, Industrial Media Ltd, Venerable Holdings, Inc. and ICM Partners and is a board observer of Fidelis Insurance Holdings Limited. Mr. Kilpatrick received an M.B.A. from the Stanford Graduate School of Business and a B.A. from Yale University. Mr. Kilpatrick's public company director experience and background with respect to acquisitions, debt financings and equity financings make him well-qualified to serve on the Board.

Mr. Kilpatrick will be compensated pursuant to the Company’s Non-Employee Director Compensation Policy, which provides for: an annual retainer of $80,000 for service on the Board and an annual award of restricted stock units to be awarded on, and that have an aggregate fair value of $130,000 on, the date of the 2020 Annual Meeting of Stockholders. Mr. Kilpatrick has agreed that all payments under the retainer will be paid to Crestview and has assigned all rights, title and interest in shares of Class A common stock underlying any restricted stock units to Crestview.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Brent L. Moody
Name:	Brent L. Moody
Title:	President

Date: January 30, 2020